      As filed with the Securities and Exchange Commission on June 26, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          EASYLINK SERVICES CORPORATION
               (Exact name of registrant as specified in charter)

               DELAWARE                                   13-3787073
     (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                  Identification No.)

                              33 Knightsbridge Road
                              Piscataway, NJ 08854
          (Address, including zip code, of Principal Executive Offices)

           EASYLINK SERVICES CORPORATION 2005 STOCK AND INCENTIVE PLAN EASYLINK SERVICES CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                                 DAVID AMBROSIA
                  Executive Vice President and General Counsel
                          EasyLink Services Corporation
                              33 Knightsbridge Road
                              Piscataway, NJ 08854
                             Tel. No. (732) 652-3500
           (Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                                Peter Hunt, Esq.
                       Pillsbury Winthrop Shaw Pittman LLP
                                  1540 Broadway
                            New York, New York 10036
                             Tel. No. (212) 858-1139
                 -----------------------------------------------

                                          CALCULATION OF REGISTRATION FEE
========================= ================= ====================== ======================== =================
                                              Proposed maximum        Proposed maximum
 Title of securities to     Amount to be     offering price per      aggregate offering        Amount of
     be registered         registered(1)           unit(2)                price(2)          registration fee
========================= ================= ====================== ======================== =================
 Class A Common Stock,
  par value $0.01 per        5,000,000             $0.625                $3,125,000             $334.38
         share
========================= ================= ====================== ======================== =================

(1) This Registration Statement shall be deemed to cover additional securities to be issued in connection with, or as a result of, stock splits, stock dividends, stock combinations or similar transactions.
(2) The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and represents the product of the shares available under the 2005 Stock and Incentive Plan and the Employee Stock Purchase Plan multiplied by a per share price of $0.625, the average of the high and low prices of EasyLink Services Corporation Class A Common Stock as reported on Nasdaq on June 20, 2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

         *The information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428(b) under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The following documents which have heretofore been filed by EasyLink Services Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

               1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 31, 2006;

               2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed with the Commission on May 15, 2006;

               3. The Company's Current Reports on Form 8-K or Form 8-K/A filed with the Commission on February 7, 2006; February 28, 2006 (other than
         Item 2.01, Exhibit 99.1 and Item 9.01 to the extent relating to Exhibit 99.1); April 19, 2006; April 24, 2006; April 25, 2006 (other than Item
         2.01, Exhibit 99.1 and Item 9.01 to the extent relating to Exhibit 99.1); April 28, 2006; May 1, 2006; and June 22, 2006

               4. The Company's Definitive Proxy Statement on Schedule 14A for its 2006 Annual Meeting of Stockholders filed on May 1, 2006; and

               5. The description of the Class A Common Stock of the Company contained in the "Description of Mail.com Capital Stock" section of the Company's Registration Statement on Form S-4 (Registration No. 333-94807), filed with the Commission on

         January 18, 2000.

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, other than a Current Report on Form 8-K or any portion thereof (and any related exhibits) that has been "furnished" but not "filed" with the Commission, shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect that were filed prior to the fiscal year of the filing with the Commission of the Company's then most recent Annual Report on Form 10-K shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the Company's Class A Common Stock has been passed upon by David Ambrosia, Executive Vice President and General Counsel of the Company. As of May 31, 2006, Mr. Ambrosia beneficially owned 287,734 shares of Class A Common Stock of the Company (including 24,641 shares of Class A common stock held directly, 24,477 shares of Class A common stock held for his account by the Company's 401(k) Savings Plan and 238,616 shares issuable upon the exercise of options vested as of May 31, 2006 or within 60 days thereafter).

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred by such officers and directors in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed by them to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal suit or proceeding, they had no reasonable cause to believe their conduct was unlawful. However, if the action is brought by or in the right of the corporation, such indemnification may only be for expenses and may only be provided as long as, in addition to the foregoing, it is not made with respect to any claim, issue or matter as to which such officer or director has been found liable to the corporation, unless such indemnification is approved by the Delaware Court of Chancery or the court in which the matter was brought. Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation, as amended (the "Certificate") provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Bylaws of the Company provide (i) the Company shall indemnify directors, officers and employees for such liabilities in such manner, under such circumstances and to such extent as permitted by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended and (ii) the Company shall advance all reasonable costs and expenses (including attorney's fees) incurred in defending any action, suit or proceeding to all persons entitled to such indemnification, all in the manner, under the circumstances and to the extent permitted by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended.

         The Company has entered into indemnity agreements with each of its directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification described above and to provide additional procedural protections. In addition, the Company has obtained directors' and officers' insurance providing indemnification for its directors, officers and key employees for various liabilities.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 -------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Piscataway, New Jersey, on the 26th day of June, 2006.



                             EASYLINK SERVICES CORPORATION

                             By: /s/Thomas Murawski
                                 ------------------
                                 Thomas Murawski
                                 Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each of the undersigned directors and officers of the Company, individually as such director and/or officer, hereby makes, constitutes and appoints Thomas Murawski, Michael Doyle, and each of them, singly or jointly, with full power of substitution, as his true and lawful attorney-in-fact and agent to execute in his name, place and stead, in any and all capacities, and to file with the Commission, this registration statement and any and all amendments, including post-effective amendments, to this registration statement, which amendment may make such changes in the registration statement as the registrant deems appropriate hereby ratifying and confirming all that each of said attorneys-in-fact, or his, her or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


NAME                                     TITLE                                   DATE
----                                     -----                                   ----

/s/Thomas Murawski                       Chairman, President, Chief Executive    June 26, 2006
---------------------------------        Officer and Director (principal
(Thomas Murawski)                        executive officer)


/s/Michael Doyle                         Vice President and Chief Financial      June 26, 2006
---------------------------------        Officer (principal accounting and
(Michael Doyle)                          financial officer)


/s/Robert Casale                         Director                                June 22, 2006
---------------------------------
(Robert Casale)

/s/Stephen Duff                          Director                                June 26, 2006
---------------------------------
(Stephen Duff)

/s/Peter Holzer                          Director                                June 22, 2006
---------------------------------
(Peter Holzer)

/s/George Knapp                          Director                                June 21, 2006
---------------------------------
(George Knapp)

/s/John Petrillo                         Director                                June 22, 2006
---------------------------------
(John Petrillo)

/s/Dennis Raney                          Director                                June 24, 2006
---------------------------------
(Dennis Raney)

/s/Eric Zahler                           Director                                June 22, 2006
---------------------------------
(Eric Zahler)

                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------
    4.1             Amended and Restated Certificate of Incorporation of
                    EasyLink Services Corporation (incorporated by reference to
                    Exhibit 4.1 of the Company's Registration Statement on Form
                    S-8 filed with the Securities and Exchange Commission on June 19, 2000).

    4.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of EasyLink Services Corporation (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 19, 2000).

    4.3 Certificate of Ownership and Merger (incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission).

    4.4 Certificate of Amendment of Amended and Restated Certificate of Incorporation, as amended, of EasyLink Services Corporation (incorporated herein by reference to Exhibit 3(i)(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed with the Securities and Exchange Commission).

    4.5 Certificate of Amendment of Amended and Restated Certificate of Incorporation, as amended, of EasyLink Services Corporation (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission January 22, 2002).

    4.6 Bylaws of EasyLink Services Corporation (Incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K filed April 5, 2005).

    4.7 Specimen Class A common stock certificate of EasyLink Services Corporation (incorporated herein by reference to Exhibit 4.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission on April 1, 2002).

    5 Opinion of the Company's General Counsel, David Ambrosia, Esq., as to the securities being registered.

    23.1            Consent of David Ambrosia, Esq. (contained in Exhibit No.
                    5).

    23.2            Consent of Grant Thornton LLP.

    23.3            Consent of KPMG LLP

    24              Power of attorney (set forth on signature page hereof).

    99.1 EasyLink Services Corporation 2005 Stock and Incentive Plan (incorporated herein by reference to Appendix A to the Company's Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 16, 2005).

    99.2 Amendment dated June 20, 2006 to EasyLink Services Corporation 2005 Stock and Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2006).

    99.3 EasyLink Services Corporation Employee Stock Purchase Plan (incorporated herein by reference to Appendix A to the Company's Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 1, 2006).